EXHIBIT 10.1

SECOND AMENDMENT TO THE
NCR CORPORATION 2011 ECONOMIC PROFIT PLAN

WHEREAS, NCR Corporation (the “Company”) has previously adopted the 2011 NCR Corporation Economic Profit Plan (the “Plan”); and,
WHEREAS, the Compensation and Human Resource Committee of the Board of Directors of the Company (the “Committee”) has the authority to amend the Plan in accordance with Section 7.7 of the Plan; and,
WHEREAS, the Committee amended the Plan effective December 13, 2011 to increase the age of retirement under the Plan from 55 to 62; and,
WHEREAS, the Committee has determined that it is in the best interest of the Company to adopt an amendment to the Plan to provide that a participant in the Plan may designate a beneficiary to receive payments and benefits under the plan in the event of the Plan participant's death.
NOW THEREFORE, effective as of January 24, 2012, the Plan is hereby amended as follows:

1. Section 7.2	is deleted in its entirety and replaced as follows:

7.2 Nontransferability.    No Bonus Credit may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Bonus Credit shall be paid during the Participant's lifetime only to the Participant, or, if permissible under applicable law, to the Participant's legal representatives; provided however, that, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any amounts payable under the Plan in the event of such Participant's death. No Bonus Credit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

2.    Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned officer certifies that the Compensation and Human Resource Committee of the Board of Directors of the Company has approved this amendment to the Plan effective this 25th day of January, 2012.
NCR CORPORATION

By: /s/ Andrea Ledford
Name: Andrea Ledford
Title: Senior Vice President, Human Resources